         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                            FORM SB-2

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    WHISTLER INVESTMENTS, INC.
         (Name of small business issuer in its charter)

NEVADA                                           88 - 0490890
--------------------------                       ---------------------
(State or jurisdiction of                       (I.R.S. Employer
incorporation or organization)                  Identification No.)

     4340 East Washington Avenue, Suite 107, Las Vegas, Nevada 89110;
     ---------------------------------------------------------------
                      Telephone (702) 212-9900
                      ------------------------
     (Address and telephone number of principal executive offices)

     4340 East Washington Avenue, Suite 107, Las Vegas, Nevada 89110;
     ---------------------------------------------------------------
                       Telephone (702) 212-9900
                       ------------------------
     (Address of principal place of business or intended principal place of business)

     Val-U-Corp Services, Inc., 1802 N. Carson Street, Suite 212, Carson
     -------------------------------------------------------------------
              City, Nevada 89701, Telephone (800) 555-9141
              --------------------------------------------
       (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                      |__|

                 CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------
TITLE OF EACH                 PROPOSED    PROPOSED
CLASS OF                      MAXIMUM     MAXIMUM
SECURITIES                    OFFERING    AGGREGATE     AMOUNT OF
TO BE 	  AMOUNT TO BE    PRICE PER   OFFERING      REGISTRATION
REGISTERED    REGISTERED      UNIT (1)    PRICE (2)     FEE
---------------------------------------------------------------------
Common Stock  4,650,000 shares $0.05      $232,500      $58.13
----------------------------------------------------------------------
(1) Based on the last sales price of $0.05 on January 30, 2001.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                  COPIES OF COMMUNICATIONS TO:
                     Michael A. Cane, Esq.
                2300 W. Sahara Blvd., Suite 500
                      Las Vegas, NV 89102
                        (702) 312-6255

               SUBJECT TO COMPLETION, Dated May 9, 2001



                             PROSPECTUS


                     WHISTLER INVESTMENTS, INC.
                         4,650,000 SHARES
                           COMMON STOCK
                         ----------------


The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.



                         ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk
Factors" on pages 4 - 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                         ----------------



           The Date Of This Prospectus Is: May 9, 2001

                        Table of Contents
                                                                    PAGE
                                                                    ----
Summary ............................................................   3
Risk Factors .......................................................   4
Use of Proceeds ....................................................   8
Determination of Offering Price ....................................   8
Dilution ...........................................................   8
Selling Shareholders ...............................................   8
Plan of Distribution ...............................................  15
Legal Proceedings ..................................................  17
Directors, Executive Officers, Promoters and Control Persons .......  17
Security Ownership of Certain Beneficial Owners and Management .....  18
Description of Securities ..........................................  19
Interest of Named Experts and Counsel ..............................  20
Disclosure of Commission Position of Indemnification
   for Securities Act Liabilities ..................................  21
Organization Within Last Five Years ................................  21
Description of Business ............................................  21
Plan of Operations .................................................  25
Description of Property ............................................  27
Certain Relationships and Related Transactions .....................  27
Market for Common Equity and Related Stockholder Matters ...........  27
Executive Compensation .............................................  29
Financial Statements ...............................................  31
Changes in and Disagreements with Accountants ......................  32
Available Information ..............................................  32

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             Summary

The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral exploration. We have acquired a 100% interest subject to a 2% net smelter return royalty in a mineral claim located 20 kilometres west-northwest of Port Alice on Vancouver Island, British Columbia, Canada, referred to as the Queen property by us. Our objective is to conduct mineral exploration activities on the mineral claim in order to assess whether it possesses commercially exploitable reserves of minerals. Our plan is to carry out an exploration program on the mineral claim in order to make an assessment of the commercial potential of these mineral claims.

No commercially exploitable reserves have been found on the Queen property and we can provide investors with no assurance that any such reserves will be found.

We were incorporated on April 12, 2000 under the laws of the State of Nevada. Our principal offices are located at 4340 E.
Washington Avenue, Suite 107, Las Vegas, Nevada, 89110. Our telephone number is (702) 212-9900.

The Offering

Securities Being Offered         Up to 4,650,000 shares of common stock.


Offering Price                   We will not determine the offering
                                 price.  The offering price will be
                                 determined by market factors and the
                                 independent decisions of the selling
                                 shareholders.

Terms of the Offering            The selling shareholders will
                                 determine when and how they will sell
                                 the common stock offered in this
                                 prospectus.

Termination of the Offering      The offering will conclude when all
                                 of the 4,650,000 shares of common stock
                                 have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued                 There are 8,450,000 shares of our common
                                 stock issued and outstanding as of the
                                 date of this prospectus. Existing
                                 shareholders will sell all of the
                                 shares of our common stock to be sold
                                 under this prospectus.

Use of Proceeds                  We will not receive any proceeds from
                                 the sale of the common stock by the
                                 selling shareholders.


                           Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

If we do not obtain additional financing, our business will fail

Our current operating funds are less than necessary to complete the development and exploration of our mineral claim, and therefore we will need to obtain additional financing in order to complete our business plan. As of January 31, 2001, we had cash in the amount of $78,708. Our business plan calls for significant expenses in connection with the development and exploration of our mineral claim. We will require additional financing in order to complete these activities. In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration and development is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required.
 Obtaining additional financing would be subject to a number of factors, including market prices for any minerals found, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

We believe the only realistic source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.
 The only other alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

Because we have only recently commenced business operations, we face a high risk of business failure

We have not even begun the initial stages of exploration of our mineral claim, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated in April 2000 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and development, and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future

We have never earned revenues and we have never been profitable. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from the exploration and development of our mineral claims, we will not be able to achieve profitability or continue operations.

Because management has only limited experience in mineral exploration, the business has a higher risk of failure

Our management, while experienced in business operations, has only limited experience in mineral exploration. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan in the exploration and development of our mineral property.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that our mineral claim contains commercially exploitable reserves. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of our mineral property may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and development and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

If we discover commercial reserves of precious metals on our mineral property, we can provide no assurance that we will be able to successfully place the mineral claims into commercial production

Our mineral property does not contain any known bodies of ore.
If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the mineral claims into commercial production. In such an event, we may be unable to do so.

If we do not obtain clear title to our mineral claim, our business may fail

While we have obtained geological reports with respect to our mineral property, this should not be construed as a guarantee of title. The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. Our mining property has not been surveyed and therefore, the precise locations and areas of the property may be in doubt.

Because market factors in the mining business are largely out of our control, we may not be able to market any ore that may be found

The mining industry, in general, is intensively competitive and we can provide no assurance to investors even if commercial quantities of ore are discovered that a ready market will exist for the sale of any ore found. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected

To date, there are several governmental regulations that have materially restricted the use and development of ore. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring or developing ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

Because Dewey Jones, our president and a director, owns approximately 45% of our outstanding common stock, he will control and make corporate decisions that may be disadvantageous to other minority shareholders

Mr. Dewey Jones own approximately 45% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Jones may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders. .

Because management has only limited experience in mineral exploration, the business has a higher risk of failure

Our management, while experienced in business operations, has only limited experience in mineral exploration. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan in the exploration and development of our mineral property.

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and we can provide no assurance that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

If a market for our common stock develops, our stock price may be volatile.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1)  actual or anticipated variations in our results of operations;
(2)  our ability or inability to generate new revenues;
(3)  increased competition; and
(4)  conditions and trends in the mining industry.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating
performance.   These market fluctuations, as well as general
economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                 Determination Of Offering Price

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

                          Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                    Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 4,650,000 shares of common stock offered through this prospectus. The shares include the following:

1. 3,000,000 shares of our common stock that the selling shareholders acquired from us under section 4(2) of the Securities Act in an offering that was completed on September 5, 2000;

2. 500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on September 13, 2000; and

3. 1,150,000 shares of our common stock that the selling shareholders acquired from us under Rule 504 of Regulation D of the Act and completed on January 30, 2001.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;

2.  the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering;

4.  the percentage owned by each; and

5. the identity of the beneficial holder of any entity that owns the shares.


                                 Total          Total
                                 Number Of      Shares        Percent
                                 Shares To      To Be Owned   Owned
                                 Be Offered     Upon          Upon
                  Shares Owned   For Selling    Completion    Completion
Name Of Selling   Prior To This  Shareholders   Of This       Of This
Stockholder       Offering       Account        Offering      Offering
--------------------------------------------------------------------------
Sultan Akber        50,000         50,000         Nil           Nil
438 East 1st St.
N. Vancouver, B.C.
V7L 1B7

Shairoz Alibhai    500,000        500,000         Nil           Nil
202 Schitmar
  Heath N.W
Calgary, Alberta
T2X 2V8

Alnoor Bhulji       50,000         50,000         Nil           Nil
6 - 3826 Brockton Cres.
N. Vancouver, B.C.
V7G 1R6

Zamila Bhulji       50,000         50,000         Nil           Nil
6 - 3826 Brockton Cres.
N. Vancouver, B.C.
V7G 1R6

Gayle M. Brady      50,000         50,000         Nil           Nil
3230 E. Flamingo Rd.
Las Vegas, Nevada
89121

Joan M. Britton     50,000         50,000         Nil           Nil
4574 Lone Mesa Dr.
Las Vegas, Nevada
89147

                                 Total          Total
                                 Number Of      Shares        Percent
                                 Shares To      To Be Owned   Owned
                                 Be Offered     Upon          Upon
                  Shares Owned   For Selling    Completion    Completion
Name Of Selling   Prior To This  Shareholders   Of This       Of This
Stockholder       Offering       Account        Offering      Offering
--------------------------------------------------------------------------
James P. Cena       50,000         50,000         Nil           Nil
801 S. Decatur
Las Vegas, Nevada
89117

Maria Lisa Clark    50,000         50,000         Nil           Nil
Suite #1141
3655 W. Tropicana
Las Vegas, Nevada
89117

Sherrie Coverdell   50,000         50,000         Nil           Nil
4532 Montebello Ave.
Las Vegas, Nevada
89110

Zahir Dhanani      500,000        500,000         Nil           Nil
136 East 1st St.
N. Vancouver, B.C.
V7L 1B7

Marsha Duxbury      50,000         50,000         Nil           Nil
242 Mt. Lorette Pl. SE
Calgary, Alberta
T2Z 2L9

Farhang Farhadi    500,000        500,000         Nil           Nil
2728 Messina Court
Las Vegas, Nevada
89117

Sadrudin
Gulamhussein        50,000         50,000         Nil           Nil
Suite 604
3600 Windcrest Dr.
N. Vancouver, B.C.
V7G 2S5

                                 Total          Total
                                 Number Of      Shares        Percent
                                 Shares To      To Be Owned   Owned
                                 Be Offered     Upon          Upon
                  Shares Owned   For Selling    Completion    Completion
Name Of Selling   Prior To This  Shareholders   Of This       Of This
Stockholder       Offering       Account        Offering      Offering
--------------------------------------------------------------------------
Richard Gumienny    50,000         50,000         Nil           Nil
242 Mt. Lorette Pl. SE
Calgary, Alberta
T2Z 2L9

Eric Horn           50,000         50,000         Nil           Nil
60 Quail Run Dr.
Las Vegas, Nevada
89119

Amin Hudda          50,000         50,000         Nil           Nil
Suite 1406
148 West 16th St.
N. Vancouver, B.C.
V7M 1T5

El Hudda            50,000         50,000         Nil           Nil
Suite 1406
148 West 16th St.
N. Vancouver, B.C.
V7M 1T5

Akber Jamal         50,000         50,000         Nil           Nil
438 East 1st St.
N. Vancouver, B.C.
V7L 1B7

Zahur Jamal         50,000         50,000         Nil           Nil
438 East 1st St.
N. Vancouver, B.C.
V7L 1B7

Teresa Jensen       50,000         50,000         Nil           Nil
245 Bismarck Way
Henderston, Nevada
89015

                                 Total          Total
                                 Number Of      Shares        Percent
                                 Shares To      To Be Owned   Owned
                                 Be Offered     Upon          Upon
                  Shares Owned   For Selling    Completion    Completion
Name Of Selling   Prior To This  Shareholders   Of This       Of This
Stockholder       Offering       Account        Offering      Offering
--------------------------------------------------------------------------
Shelina Jessa      500,000        500,000         Nil           Nil
Suite141
2319 56 St. N.E.
Calgary, Alberta
T1Y 2M2

Kimberly Johnson    50,000         50,000         Nil           Nil
1316 Georgia Dr.
Boulder City, Nevada
89005

Eldon A. Jones      50,000         50,000         Nil           Nil
4815 W. Russel Rd.
Suite 17Q
Las Vegas, Nevada
89118

Ida I. Jones        50,000         50,000         Nil           Nil
4815 W. Russel Rd.
Suite 17Q
Las Vegas, Nevada
89118

Irma C. Jones       50,000         50,000         Nil           Nil
7924 Asbert Way
Las Vegas, Nevada
89149

Jason A. Jones      50,000          50,000         Nil          Nil
4815 W. Russel Rd.
Suite 18R
Las Vegas, Nevada
89118

Dusrat Mangry       50,000          50,000         Nil          Nil
2201 S. Industrial Dr.
Las Vegas, Nevada
89102

                                 Total          Total
                                 Number Of      Shares        Percent
                                 Shares To      To Be Owned   Owned
                                 Be Offered     Upon          Upon
                  Shares Owned   For Selling    Completion    Completion
Name Of Selling   Prior To This  Shareholders   Of This       Of This
Stockholder       Offering       Account        Offering      Offering
--------------------------------------------------------------------------
Joyce Messer        50,000         50,000         Nil           Nil
904 Painted Peak Way
Las Vegas, Nevada
89108

Riyaz Nurani       500,000        500,000         Nil           Nil
36 Whiteram Mews N.E.
Calgary, Alberta
T1Y 5W5

Wendy D. Orcutt     50,000         50,000         Nil           Nil
5509 Big Sky Lane
Las Vegas, Nevada
89149

Ruth Anne Page      50,000         50,000         Nil           Nil
P.O. Box 231611
Las Vegas, Nevada
89123

Malek Sultan
Sadrudin            50,000         50,000         Nil           Nil
Suite 604
3600 Windcrest Dr.
N. Vancouver, B.C.
V7G 2S5

Ernie Silverburg    50,000         50,000         Nil           Nil
5046 S. Rainbow
Apt. 203
Las Vegas, Nevada
89118

Frances
Slezinski           50,000         50,000         Nil           Nil
423 Lake Bonavist Dr. SE
Calgary, Alberta
T2J 0M2

                                 Total          Total
                                 Number Of      Shares        Percent
                                 Shares To      To Be Owned   Owned
                                 Be Offered     Upon          Upon
                  Shares Owned   For Selling    Completion    Completion
Name Of Selling   Prior To This  Shareholders   Of This       Of This
Stockholder       Offering       Account        Offering      Offering
--------------------------------------------------------------------------
Nick A.
Slezinski          500,000        500,000         Nil           Nil
423 Lake Bonavista
Dr. S.E.
Calgary, Alberta
T2J 0M2

John Slezinsky      50,000         50,000         Nil           Nil
11817  43 Street
Edmonton, Alberta
T5S 2P3

Shirley Slezinsky   50,000         50,000         Nil           Nil
11817  43 Street
Edmonton, Alberta
T5S 2P3

Stephen M. Stone    50,000         50,000         Nil           Nil
35 N. Lamb
Las Vegas, Nevada
89101

Nurjehan Zool       50,000         50,000         Nil           Nil
Suite 1406
148 West 16th St.
N. Vancouver, B.C.
V7M 1T5
--------------------------------------------------------------------------

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,450,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders or their beneficial owners:

* has had a material relationship with us other than as a shareholder at any time within the past three years; or

* has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

The following selling shareholders are related to the directors or officers as follows:

1. Irma Jones is Dewey Jones' wife.
2. Eldon Jones is Dewey Jones' father.
3. Ida Jones is Dewey Jones' mother.
4. Jason Jones is Dewey Jones' son.


                     Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.  In privately negotiated transactions;
3.  Through the writing of options on the common stock;
4.  In short sales; or
5.  In any combination of these methods of distribution.

The sales price to the public may be:

1.  The market price prevailing at the time of sale;
2.  A price related to such prevailing market price; or
3.  Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer;
and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer: (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock become subject to the penny stock rules, stockholders may have difficulty selling those securities.


                        Legal Proceedings

There are no legal proceedings pending or threatened against us.

Directors, Executive Officers, Promoters And Control Persons

Directors:

Name of Director                    Age
----------------------             -----
Dewey Jones                         62
Stacey Fling                        41
Gregory Navone                      54

Executive Officers:

Name of Officer                     Age               Office
--------------------               -----              -------
Dewey Jones                         62                President, Chief
                                                      Executive Officer

Stacey Fling                        41                Secretary and Treasurer

The following describes the business experience of our directors and executive officers, including other directorships held in reporting companies:

Mr. Dewey Jones has been our president, chief executive officer
and one of our directors since our inception.   Mr. Jones served
in the United States Navy for two years after graduating from high school. In 1960, Mr. Jones obtained his Nevada real estate license before taking architecture courses at the University of Utah in 1962 and 1963.

Since 1990, Mr. Jones has owned and operated his own general contracting and residential design business, D.J. Developments, Inc. in the Las Vegas, Nevada area. He has provided plans and specifications for over 3,000 houses constructed throughout Nevada. His business has also constructed over 550 houses and commercial establishments in the state.

Ms. Stacey Fling has been our treasurer, secretary and one of our directors since our inception. From April 1989 to August
1998, Ms. Fling was the office manager for Ameritech Design &

Engineering, Inc., first in San Diego, California and then in Las Vegas, Nevada from May 1996 until August 1998. Ms. Fling managed the office personnel, accounts receivable and payable, payroll, collections and customer service for Ameritech. Since January 1999, she has been employed as marketing coordinator for Salim S. Rana Investments Corp. in Las Vegas, Nevada. Her duties include leasing retail space, coordinating vouchers for a disbursement management company and coordinating permits and related matters with the City of Las Vegas for ongoing construction projects.

Mr. Gregory Navone has been one of our directors since our inception. In 1968, Mr. Navone obtained his Bachelor of Arts degree, majoring in history, from St. Mary's College in Walnut Creek, California. In 1969, he studied real estate appraisal at Merit College in Oakland. Since 1984, Mr. Navone has acted as the president and principal of First Capital Financial Company, a privately owned company located in Las Vegas, Nevada that provides financial broker and investment services relating to mortgages.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.


          Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 8,450,000 shares of common stock issued and outstanding on May 9, 2001.

                Name and Address        Amount and Nature     Percent
Title of Class  of Beneficial Owner     of Beneficial Owner   of Class
--------------  ------------------    ---------------------   ---------
Common stock    Dewey Jones	          3,800,000              45.0 %
                4815 West Russell Rd.
                Las Vegas, Nevada
                89110

Common stock    Stacey Fling                    0              0.0%
                4340 E. Washington Ave., #107
                North Las Vegas, Nevada
                89031

Common stock    Gregory Navone                  0              0.0%
                801 South Decatur
                Las Vegas, Nevada
                89117

Common stock    All executive officers
                and directors as a
                group                   3,800,000              45.0%

-----------------------------------------------------------------------

                         Description Of Securities

General

The securities being offered are our common stock, par value $0.001 per share. Under our articles of incorporation, we are authorized to issue 70,000,000 shares of common stock, par value
$0.001 per share.   As of May 9, 2001, a total of 8,450,000
shares of our common stock were issued and outstanding and held by 40 shareholders.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.
Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001 per share. As at the date of prospectus, there are no shares of preferred stock issued and outstanding. Our board of directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

              Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Lancaster & David, chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for the Queen property was prepared by Edward McCrossan, P. Geo. and is included in reliance upon such report given upon the authority of Mr. McCrossan as a professional geologist.


        Disclosure Of Commission Position Of Indemnification For
                  Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                Organization Within Last Five Years

We were incorporated on April 12, 2000 under the laws of the state of Nevada. On that date, Dewey Jones, Stacey Fling and Gregory Navone were appointed as our directors. On the same day, Mr. Jones became our president and chief executive officer, and the board appointed Stacey Fling as our secretary and treasurer.

                     Description Of Business

We are an exploration stage company engaged in the acquisition, exploration and development of mineral properties. Through a staking agreement dated September 19, 2000 with Mr. Edward McCrossan, we acquired a 100% interest, subject to a 2% net smelter returns royalty, in property consisting of 20 mineral claim units located approximately 20 kilometres west-northwest of Port Alice in the Nanaimo Mining Division, British Columbia, Canada. This mineral property is referred to by us as the Queen property.

To date, we have not discovered an economically viable mineral deposit on the Queen property, and we can provide no assurance to investors that we will discover one.

Technical Information Regarding the Property

The Queen property is the subject of a geological report prepared by Edward McCrossan, P. Geo., dated October 3, 2000. The following summary description of the Queen property is summarized from Mr. McCrossan's report.

Location and Access. The Queen property is situated approximately 20 kilometres west-northwest of Port Alice on the northern tip of Vancouver Island, British Columbia. The property is accessible by Western Forest Products logging roads located south of Port Alice on the east side of Neroutsos Inlet.

Exploration and Development History. Skaist Mines Ltd. investigated the area during 1969 and 1970, completing geo-chemical and geophysical surveys on the Queen property. Geo-chemical surveys involve using chemical tests in the search for mineral deposits by analyzing stream or lake sediments, natural waters, soil, rocks or vegetation for unusually high traces of metals. The geo-chemical surveys conducted on the Queen property found that mineralization was widespread. Previous chip samples, small rock chips that are collected across a section of surface rock on the property, were analysed in a laboratory to determine their mineral content. These returned values between 0.15% and 0.60% copper. These are considered significant given that the nearby Island Copper Mine was economic with an average grade of 0.41% copper.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization.
Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.


Conclusions and Recommendations of the Geological Report

The geological report concluded that Northern Vancouver Island has the potential to host precious metal or polymetallic mineral occurrences and deposits. The Island Copper Mine, located 16 kilometres south of Port Hardy, and operated by BHP Minerals Canada Ltd. between 1971 and 1994, produced 345 million tonnes of ore averaging 0.41% copper, 0.017% molybdenum, 0.19 grams per tonne gold and 1.4 grams per tonne silver.

The geological report has thus recommended further work be done on the property in an initial phase program of grid emplacement accompanied by geological, geo-chemical and geophysical surveys. Grid emplacement involves dividing a portion of the property being explored into small sections. Our consulting geologist will then records results based on the section from which a sample is taken.

The geo-chemical portion of the initial phase program will consist of our consulting geologist and his assistant gathering chip samples and grab samples from property areas with the most potential to host economically significant mineralization based on past exploration results. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Our consulting geologist will then oversee the conduct magnetometer, VLF and induced polarization geophysical surveys over the same grid area. The magnetometer method involves measuring the strength of the earth's magnetic field. Variations in the magnetic readings on the property may indicate the increased likelihood of precious or base minerals in the area.

VLF, or very low frequency, surveys use radio waves to determine whether rocks on a mineral property conduct electricity. Almost all of the precious and base metals that we seek are above average conductors of electricity and will affect VLF readings.

Induced polarization surveys measure various electrical responses to the passage of alternating currents of different frequencies.
Readings can indicate the presence of certain types of mineral deposits.

All information obtained from the initial phase work program is plotted on a map in order to determine possible mineralised areas. Based on positive results, we intend to conduct a phase two exploration program on the Queen property consisting of trenching. Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content.

If sample results from the trenching program are encouraging, then we intend to conduct a drilling program on the Queen property. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

According to the report, this phase of work should be followed by an exploration phase of detailed geological surveys and trenching and then a third phrase of diamond drilling, if warranted.

The recommended budget for the first phase of the work program is as follows:

Project administration and logistics:                $3,300.00
Aerial photograph acquisition and interpretation:    $1,500.00
Geologist ($270/day):                                $3,375.00
Geophysicist ($270/day):                             $3,375.00
Assistants ($70/day)                                $10,500.00
Sample processing:                                   $5,500.00
Vehicle rental and fuel:                             $2,000.00
Field equipment and rental:                          $1,000.00
Travel, accommodations:                              $2,000.00
Data compilation and reports:                        $6,700.00
Drafting, typing, photocopies:                       $1,500.00
Miscellaneous:                                         $350.00
                                                    ----------
Total Phase I Costs:                                $41,100.00

We intend to use our existing working capital to conduct this phase of the recommended work program.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of British Columbia, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond.

In addition, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We have budgeted for regulatory compliance costs in the proposed work program recommended by the geological report. We will have to sustain the cost of reclamation and environmental mediation for all exploration (and development) work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

 -  Water discharge will have to meet water standards;

 -  Dust generation will have to be minimal or otherwise re-mediated;

 - Dumping of material on the surface will have to be re-contoured and re-vegetated;

 - An assessment of all material to be left on the surface will need to be environmentally benign;

 -  Ground water will have to be monitored for any potential contaminants;

 - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

 - There will have to be an impact report of the work on the local fauna and flora.

During the exploration phase, a bond will need to be provided covering possible land disturbance. In the case of normal fieldwork, this should be minimal. The costs of compliance with environmental regulations in the production phase are variable and cannot be determined at this time.

Employees

As of the date of this prospectus, we do not have any employees other than our officers. We intend to retain independent geologists and consultants on a contract basis to conduct the proposed work programs on the Queen property.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.


                      Plan Of Operations

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued exploration and development of the Queen property and for the acquisition and development of additional mineral properties:

1. We plan to conduct the recommended exploration program on the Queen property consisting of geological, geo-chemical and geophysical surveys. We anticipate that the cost of this part of the recommended work program will cost approximately $41,100. We expect to complete the exploration program within two months following the date of this registration statement, weather permitting.

2. If results from phase one of the work program on the Queen property are positive, we intend to commence a phase two described in the geological report. The consulting geologist we retained for phase one of the work program will prepare a budget for phase two based on the results of phase one. We anticipate that we will have to raise additional funding in order to conduct the phase two and that this phase would be conducted during the second and third quarter of 2001.

3. We anticipate spending approximately $2,000 in ongoing general and administrative expenses per month for the next twelve months.

Our completion of the work program and investigation and acquisition of additional mineral property interests is subject to us obtaining adequate financing. During the 12-month period following the date of this registration statement, we do not anticipate that we will generate any revenue. We intend to raise additional capital through private or public offerings of our common stock. We do not have any financing arranged, nor has an underwriter expressed an interest in a public offering. Accordingly, we can provide no assurance that additional funding will be available. In the absence of such financing, our business plan will fail.

We may consider entering into a joint venture partnership to provide the required funding to develop the Queen property. We have not undertaken any efforts to locate a joint venture partner for the Queen property. If we entered into a joint venture arrangement, we would likely have to transfer a percentage of our interest in the Queen property to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral properties in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

*  our ability to raise additional funding

*  the market for minerals such as copper and gold

*  results of our proposed exploration programs on the Queen property

* our ability to find joint venture partners for the development of our property interests

If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan. In such a case, we may decide to discontinue our current business plan and seek other business opportunities. In the event no other such opportunities are available, we may be forced to discontinue business.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

If we find sufficient evidence of commercial mineral reserves in phase two, we anticipate proceeding to phase three. If we decide to proceed to phase three, we will require additional funding. The anticipated cost of the phase three is in excess of our projected cash reserves remaining upon completion of phase two of the exploration program. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase three of the exploration program. We believe that debt financing will not be an alternative for funding phase three of the exploration program. We do not have any arrangements in place for any future equity financing.

Results of Operations

We have had no operating revenues since we incorporation on April 12, 2000. Our activities have been financed from the proceeds of share subscriptions. Since our incorporation, we have raised a total of $89,300 from private offerings of its securities. For the period from April 12, 2000 to January 31, 2000, we incurred general and administrative expenses of $178, legal fees totalling $3,336 and rent and office costs totalling $4,500. We generated interest income of $241 during the period and realized a net loss of $7,773.

At January 31, 2001, we had cash on hand of $78,708, accounts payable of $364 and $4,500 due to our President, Mr. Dewey Jones, for rent and office expenses. The cash on hand figure relates to $89,300 that we raised through the sale of our common stock and interest on these funds of $605.00, less $11,197 representing amounts paid to suppliers.

                     Description Of Property

Our executive offices are located at 4340 E. Washington Avenue, Suite 107, Las Vegas Nevada, 89110. This office space is provided to us by our president through a letter office services agreement.

          Certain Relationships And Related Transactions

Except as noted below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*  Any of our directors or officers;
*  Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*  Any of our promoters;
* Any relative or spouse of any of the foregoing persons who has the same house as such person.

Shares were sold in private offerings to the following relatives of Dewey Jones, the president, CEO and a director of our company:


Name of Relative         Number of Shares        Relationship to Director
----------------         ----------------        ------------------------
Irma Jones                  50,000                    wife
Eldon Jones                 50,000                    father
Ida Jones                   50,000                    mother
Jason Jones                 50,000                    son


        Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 40 registered shareholders.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or
bylaws that restrict us from declaring dividends.   The Nevada
Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1) we would not be able to pay our debts as they become due in the usual course of business; or

(2) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

A total of 3,800,000 shares of our common stock will be available for resale to the public after September 5, 2001, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 84,500 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 3,800,000 of the shares that may be sold pursuant to Rule
144 after September 5, 2001.

                    Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until December 31, 2000.

                 Annual Compensation      	   Long Term Compensation
                 -------------------               ----------------------

                                          Other                            All
                                          Annual                           Other
                                          Com-                             Com-
                                          pen-   Restricted                pen-
                                          sa-    Stock  Options/*  LTIP    sa-
Name        Title	   Year Salary    Bonus tion   Awarded SARs (#)payouts($)tion
----        -----    ---- ------    ----- ------ ------- ------- --------- ----
Dewey
Jones       Presi-   2000     0         0    0        0       0        0      0
            dent,
            CEO,
            Director

Stacy
Fling       Secre-   2000     0         0    0        0       0        0      0
            tary,
            Treasurer,
            and
            Director

Gregory
Navone      Director 2000     0         0    0        0       0        0      0

None of our directors have received monetary compensation since our incorporation to the date of this registration statement. We currently do not pay any compensation to our directors serving on our board.

Stock Option Grants

We have not granted any stock options to the executive officers since our incorporation on April 12, 2000.

Employment Agreements

We do not have an employment or consultant agreement with Mr.
Dewey Jones, our president, chief executive officer and a director. We do not pay any salary to Mr. Jones. Mr. Jones spends 15% of his time working for us.

We do not have an employment or consultant agreement with Ms.
Stacey Fling, our secretary, treasurer and a director. We do not pay any salary or consulting fees to Ms. Fling. Ms. Fling spends
25% of her time working for us.

We do not have an employment or consultant agreement with Mr.
Gregory Navone, one of our directors. We do not pay any salary to Mr. Navone.

Index To Financial Statements

Our audited financial statements, as described below, are attached hereto.

1. Audited financial statements for the period ended January 31, 2001, including:

(a)  Auditors' Report

(b)  Balance Sheet;

(c)  Statement of Loss and Deficit;

(d)  Statement of Cash Flows;

(e)  Statement of Stockholders' Equity; and

(f)  Notes to Financial Statements.

                 WHISTLER INVESTMENTS, INC.


                   FINANCIAL STATEMENTS

                    January 31, 2001







AUDITORS' REPORT

BALANCE SHEET

STATEMENT OF LOSS AND DEFICIT

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENTS

LANCASTER & DAVID                           Incorporated Partners
-----------------                           David E. Lancaster, CA
Chartered Accountants                       Michael J. David, CA

                                            Associates
                                            B.R. (Doc) Street, CA
                                            Frank E. Powell, CA


                        AUDITORS' REPORT
-------------------------------------------------------------------------

To the Directors of Whistler Investments, Inc.

We have audited the balance sheet of Whistler Investments, Inc. as at January 31, 2001 and the statements of loss and deficit, cash flows and stockholders' equity for the period from incorporation on April 12, 2000 to January 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2001, and the results of its operations and its cash flows for the period from incorporation on April 12, 2000 to January 31, 2001 in accordance with United States generally accepted accounting principles.

                                              /s/ Lancaster & David

                                              CHARTERED ACCOUNTANTS

Vancouver, B.C.
February 15, 2001


       COMMENTS BY INDEPENDENT AUDITORS FOR U.S. READERS
            ON CANADA - U.S. REPORTING CONFLICT
-------------------------------------------------------------------------

In the United States, reporting standards for auditors require the expression of an explanatory paragraph when the financial statements are affected by significant uncertainties that raise a substantial doubt on the continuance of the Company as a going concern as described in Note 1 of the financial statements. The opinion in our report dated February 15, 2001 does not contain an explanatory paragraph as such opinion would not be in accordance with Canadian reporting standards for auditors if the significant uncertainties are adequately disclosed in the financial statements.

                                              /s/ Lancaster & David

                                              CHARTERED ACCOUNTANTS

Vancouver, B.C.
February 15, 2001
=============================================================================
       Burnaby Office - Suite 3, 7375 Kingsway, Burnaby, BC,
                 Canada, V3N 3B5 Facsimile: (604) 524-9837
   Vancouver Office - Suite 3240, 666 Burrard Street, Vancouver, BC,
                 Canada, V6C 2X8  Facsimile: (604) 602-0867
       Telephone: (604) 717-5526  Email:  admin@lancasteranddavid.ca

                   WHISTLER INVESTMENTS, INC.

                       BALANCE SHEET

                                                         January 31,
                                                               2001
=========================================================================

                         ASSETS
CURRENT
  Cash                                                 $    78,708
  Prepaid expenses                                           2,533
-------------------------------------------------------------------------
                                                            81,241
MINERAL PROPERTY  (Note 3)                                   5,150
-------------------------------------------------------------------------
                                                       $    86,391
=========================================================================

                         LIABILITIES

CURRENT
  Accounts payable and accrued liabilities             $       364
  Due to related parties (Note 4)                            4,500
-------------------------------------------------------------------------
                                                             4,864
-------------------------------------------------------------------------

                    STOCKHOLDERS' EQUITY

PREFERRED STOCK, $0.001 par value per share
  Authorized - 5,000,000 shares
  Issued - Nil                                                   -
COMMON STOCK, $0.001 par value per share
  Authorized - 70,000,000 shares
  Issued - 8,450,000 shares                                  8,450
ADDITIONAL PAID IN CAPITAL                                  80,850
DEFICIT                                                     (7,773)
-------------------------------------------------------------------------
                                                            81,527
-------------------------------------------------------------------------
                                                       $    86,391
=========================================================================

Approved on behalf of the Board:
/s/ Dewey Jones                                /s/ Stacey Fling
--------------------------------               --------------------------
Dewey Jones - Director                          Stacey Fling - Director

  The accompanying notes are an integral part of these financial statements

                    WHISTLER INVESTMENTS, INC.

                 STATEMENT OF LOSS AND DEFICIT
     FROM INCORPORATION ON APRIL 12, 2000 TO JANUARY 31, 2001
=========================================================================

REVENUE
  Interest income                                      $     241
-------------------------------------------------------------------------
EXPENSES
  General and administrative                                 178
  Professional fees                                        3,336
	Rent and office                                    4,500
-------------------------------------------------------------------------
                                                           8,014
NET LOSS FOR THE PERIOD                                   (7,773)
DEFICIT, BEGINNING OF PERIOD                                   -
-------------------------------------------------------------------------
DEFICIT, END OF PERIOD                                 $  (7,773)
=========================================================================
The accompanying notes are an integral part of these financial statements

                    WHISTLER INVESTMENTS, INC.

                    STATEMENT OF CASH FLOWS
     FROM INCORPORATION ON APRIL 12, 2000 TO JANUARY 31, 2001
=========================================================================

CASH FLOWS PROVIDED BY (USED FOR):
  OPERATING ACTIVITIES
  Interest income and other received                   $     605
	Paid to suppliers                                (11,197)
-------------------------------------------------------------------------
                                                         (10,592)

FINANCING ACTIVITIES
  Common stock issued for cash                             8,450
	Additional paid in capital                        80,850
-------------------------------------------------------------------------
                                                          89,300
-------------------------------------------------------------------------

INCREASE IN CASH                                          78,708
  CASH, BEGINNING OF PERIOD                                    -
-------------------------------------------------------------------------
  CASH, END OF PERIOD                                  $  78,708
=========================================================================
The accompanying notes are an integral part of these financial statements

                  WHISTLER INVESTMENTS, INC.

              STATEMENT OF STOCKHOLDERS' EQUITY
    FROM INCORPORATION ON APRIL 12, 2000 TO JANUARY 31, 2001


                                            Additional
                       Common Stock          Paid       Accumu-
                -------------------------     In        lated
                  Shares          Amount     Capital    Deficit     Total
==============================================================================

BALANCE, beginning
  of period           -      $       -       $       -   $     -    $       -

Issuance of
 stock for
 cash         8,450,000          8,450          80,850         -       89,300

Net loss for
the period            -              -               -    (8,423)      (8,423)
------------------------------------------------------------------------------
BALANCE, as at
  January 31,
  2001        8,450,000      $   8,450       $  80,850   $(8,423)    $ 80,877
==============================================================================

The accompanying notes are an integral part of these financial statements

                   WHISTLER INVESTMENTS, INC.

                 NOTES TO FINANCIAL STATEMENTS

                      JANUARY 31, 2001
------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS

The Company was incorporated in the State of Nevada, USA on April 12, 2000 under the name Whistler Investments, Inc.

The Company's principal business is the exploration and development of mineral resources. There is no assurance that the Company will successfully acquire businesses or assets that will produce a profit. Moreover, if a potential business or asset is identified which warrants acquisition or participation, additional funds may be required to complete the acquisition or participation and the Company may not be able to obtain such financing on terms which are satisfactory to the Company.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has neither a history of earnings nor has it paid any dividends and it is unlikely to pay dividends or enjoy earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and other related parties, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. There is no assurance that the Company will successfully acquire businesses or assets that will produce a profit. Moreover, if a potential business or asset is identified which warrants acquisition or participation, additional funds may be required to complete the acquisition or participation and the Company may not be able to obtain such financing on terms which are satisfactory to the Company. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents
Cash equivalents consist of highly liquid investments, which are readily convertible into cash with maturities of three months or less when
acquired.   As at January 31, 2001 there were no cash equivalents.

Mineral Properties
The Company capitalizes the acquisition cost of mineral properties. Exploration costs, such as prospecting and geophysical analysis, are expensed as incurred, and pre-production development costs are generally capitalized on an individual property basis. These costs, which do not necessarily reflect present values, will be amortized over the estimated productive lives of the properties following the commencement of commercial production using the unit of production method. If a property is subsequently abandoned, sold or determined not to be economic, all related costs are written down. It is reasonably possible that economically recoverable reserves may not be discovered and accordingly a material portion of the carrying value of mineral properties and related deferred exploration costs could be written off. Properties acquired under option agreements whereby payments are made at the sole discretion of the Company are recorded in the accounts at such time as the payments are made. Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company's title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected title defects.

Foreign Currency Translation
The financial statements are presented in United States dollars. Foreign denominated monetary assets and liabilities are translated to their American dollar equivalents using foreign exchange rates in effect at the balance sheet date. Non-monetary items are translated at historical exchange rates, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date. Revenues and expenses are translated at average rates of exchange during the period. Exchange gains or losses arising on foreign currency translation are included in the determination of operating results for the period.

Loss per Share
The loss per share figures have not been calculated as they are not considered meaningful at this stage of the Company's operations.

WHISTLER INVESTMENTS, INC.
NOTES TO FINANCIAL STATEMENTS                            Page 2
JANUARY 31, 2001
------------------------------------------------------------------------------
NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES  (Continued)

Estimates and Assumptions
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Financial Instruments
The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.


NOTE 3 - MINERAL PROPERTY

By an agreement dated September 19, 2000, the Company acquired a 100% interest, subject to a 2% net smelter royalty, in the Queen mineral property in consideration for the payment of $5,150. This property consists of 20 mineral claim units located in the Nanaimo Mining Division, British Columbia, Canada.


NOTE 4 - RELATED PARTY TRANSACTIONS

By an agreement dated May 1, 2000, the Company agreed to pay $500 per month in consideration of office rent to the president and director of the Company. No compensation has been recognized for services provided by the directors or officers during the period.

         Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                      Available Information

We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus was filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits.
 Reference is thus made to the omitted information. Statements made in this prospectus are summaries of the material terms of contracts, agreements and documents and are not necessarily complete; however, all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements are qualified in their entirety by the reference. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principle office in Washington, D.C.
Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains this filed registration statement, reports, proxy statements and information regarding us that we have filed electronically with the Commission. For more information pertaining to our company and the common stock offered in this prospectus, reference is made to the registration statement.

                             Part II

            Information Not Required In The Prospectus

Item 24. Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3) a transaction from which the director derived an improper personal profit; and
(4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)  such indemnification is expressly required to be made by law;
(2)  the proceeding was authorized by our Board of Directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee        $      61.62
Federal Taxes                                              $        NIL
State Taxes and Fees                                       $        NIL
Transfer Agent Fees                                        $   2,500.00
Accounting fees and expenses                               $   3,500.00
Legal fees and expenses                                    $  20,000.00
Blue Sky fees and expenses                                 $        NIL
Miscellaneous                                              $        NIL
                                                          -------------
Total                                                      $  26,061.62
                                                          =============
-------------------------------------------------------------------------
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Item 26. Recent Sales Of Unregistered Securities

We completed an offering of 6,800,000 common shares to a total of seven (7) purchasers at a price of $0.001 per share pursuant to Rule 504 of Regulation D of the Securities Act on September 5, 2000. The total amount received from this offering was $6,800. 3,800,000 of the 6,800,000 common shares issued were sold to Mr. Dewey Jones, our president, chief executive officer and a director. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation D. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

We completed an offering of 500,000 shares of our common stock at a price of $0.05 per share to a total of ten purchasers on September 13, 2000. The total amount received from this offering was $25,000. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.


We completed an offering of 1,150,000 shares of our common stock at a price of $0.05 per share to a total of 23 purchasers on January 30, 2001 pursuant to Rule 504 of Regulation D of the Securities Act. The total amount received from this offering was $57,500. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation D. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation D offering.


Item 27. Exhibits

EXHIBIT
NUMBER               DESCRIPTION
------------         -------------
3.1                  Articles of Incorporation
3.2                  By-Laws
4.1                  Share Certificate
5.1                  Opinion of Cane & Company, LLC, with consent to use
10.1                 Mineral Claim
10.2                 Mineral Property Staking and Sales Agreement
10.3                 Office Services Agreement
23.1                 Consent of Independent Auditors
23.2                 Consent of Geologist to use of name


Item 28. Undertakings

The undersigned registrant hereby undertakes:

(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (1)  include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

     (2) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (3) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                           Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Las Vegas, State of Nevada on May 9, 2001.

                      Whistler Investments, Inc.


                      By: /s/ Dewey Jones
                          -------------------------
                          Dewey Jones, President


                       Power Of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Dewey Jones, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature           Capacity In Which Signed         Date
---------           -------------------------        -----
                    President and
/s/ Dewey Jones     Chief Executive                  May 9, 2001
----------------     Officer and Director
Dewey Jones

                    Secretary, Treasurer             May 9, 2001
/s/ Stacey Fling    Chief Financial Officer
-----------------   and Director
Stacey Fling

/s/ Gregory Navone
-----------------      Director                      May 9, 2001
Gregory Navone